Exhibit 23(ii)

CONSENT OF DIXON HUGHES PLLC

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of MidCarolina Financial Corporation (the “Registration Statement”) of our report dated March 19, 2007 relating to the consolidated financial statements of MidCarolina Financial Corporation and subsidiary, which report appears in the Annual Report on Form 10-K of MidCarolina Financial Corporation for the year ended December 31, 2006.

/s/ Dixon Hughes PLLC
Dixon Hughes PLLC
Raleigh, North Carolina
October 3, 2007